UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

Sports Entertainment Gaming Global Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5049 Edwards Ranch Rd., 4th Floor Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(737) 787-3798

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEGG	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $2,300.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 26, 2026 (the “Closing Date”), Sports Entertainment Gaming Global Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Amorua Global, Inc. (“Amorua” or the “Investor”), pursuant to which the Company issued to the Investor an unsecured convertible promissory note (the “Note”) in an original principal amount of $3,500,000.

The Note bears interest at a rate of 12% per annum and matures 24 months from the Closing Date, unless earlier converted, repaid or otherwise terminated in accordance with its terms. The Note was issued with an original issue discount of 15%.

Subject to the terms and conditions of the Note, amounts outstanding under the Note, including accrued interest, may be converted into shares of the Company’s common stock at a conversion price equal to the lower of (i) the closing price of the Company’s common stock on the issuance date and (ii) 95% of the lowest daily VWAP of the Company’s common stock during the five business days immediately preceding the applicable conversion notice, in each case subject to adjustment pursuant to the terms of the Note. The Investor’s conversion rights are subject to a 9.99% beneficial ownership limitation.

Pursuant to the Purchase Agreement, the Company agreed to file, within 45 days following execution of the definitive transaction documents, a registration statement on Form S-1 registering for resale the shares of common stock issuable upon conversion of the Note.

The Company intends to use the net proceeds from the financing for general corporate purposes, including approximately $500,000 to repay indebtedness owed under the Alumni Capital note.

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which the Company intends to file with its next Quarterly Report on Form 10-Q.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On May 26, 2026, the Company issued the Note to Amorua Global, Inc. pursuant to the Purchase Agreement described above. The issuance of the Note, and the shares of common stock issuable upon conversion thereof, were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder. The Investor represented that it was acquiring the securities for investment purposes and not with a view to or for distribution thereof. The securities have not been registered under the Securities Act or applicable state securities laws. Pursuant to the Purchase Agreement, the Company agreed to file a registration statement on Form S-1 covering the resale of the shares of common stock issuable upon conversion of the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sports Entertainment Gaming Global Corporation

By:	/s/ Robert J. Stubblefield
Name:	Robert Stubblefield
Title:	Interim Chief Executive Officer

June 3, 2026